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                                                                   Exhibit 23.2



                 CONSENT OF GARLAND MCPHERSON & ASSOCIATES, INC.



         We hereby consent to the inclusion of our draft opinion letter, dated _____________, 2000 to the Board of Directors of Sterling Financial Corporation as Annex B to the Joint Proxy Statement/Prospectus relating to the proposed merger of Hanover Bancorp, Inc., with and into Sterling Financial Corporation, contained in the Registration Statement on Form S-4, and to the references to our firm and the opinion in the Joint Proxy Statement/Prospectus. In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.



April 3, 2000                           /s/ Garland McPherson & Associates, Inc.
Baltimore, Maryland